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                                                                     EXHIBIT 5.1


                                          October 7, 1997



General Growth Properties, Inc.
55 West Monroe Street, Suite 3100
Chicago, Illinois 60603

         Re:      Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to General Growth Properties, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 577,680 shares of its common stock, par value $.10 per share (the "Shares"), which may be sold from time to time by the selling stockholder identified in the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about October 7, 1997.

         As such counsel, we have examined such documents and certificates of officers of the Company as we deemed relevant and necessary as the basis for the opinion hereafter expressed. In such examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares which are the subject of the Registration Statement have been duly and validly issued and are fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus comprising a part of the Registration Statement.

         Please be advised that Marshall E. Eisenberg, a partner in our firm, is the Secretary of the Company and that certain partners of, and attorneys associated with, our firm and members of their families, own shares of the Company's Common Stock. No knowledge is to be imputed to this firm by virtue of Mr. Eisenberg's position as Secretary of the Company.

                                            Very truly yours,

                                            /s/ NEAL, GERBER & EISENBERG